______________

        Notice of 1999 Annual Meeting and Proxy Statement
                         ______________



                                             April 6, 1999

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, May 12, 1999, at 7:00 p.m., local time, at the National Warplane Museum, Town of Big Flats, Elmira-Corning Regional Airport, 17 Aviation Drive, Horseheads, NY 14845 (map provided below). Following the meeting, desserts, coffee, tea and other refreshments will be served.

      The single item on the agenda requiring Shareholders' vote will be to elect six directors - the candidates nominated for three-year terms, all currently serving, are: Robert E. Agan, Donald L. Brooks, Jr., Stephen M. Lounsberry III, Thomas K. Meier, Charles M. Streeter, Jr. and Nelson Mooers van den Blink. The attached Proxy Statement sets forth in detail the nominated candidates and those directors continuing in office, and
additional  information  relating  to  the  management   of   the
corporation.

      In addition to the above-noted election, we will review our financial performance for the past year and discuss our plans for 1999.

      It is important that you be represented at the meeting whether or not you plan to attend in person. Accordingly, we urge you to mark, sign and date the proxy card enclosed in the mailing envelope sleeve and return it in the envelope provided. Also, if you plan to attend the meeting, please mark the proxy card where indicated and include the number in your group. Your directors and management look forward to seeing you on May 12.

                                        Sincerely yours,





                                        Jan P. Updegraff
                                        President and
                                        Chief Executive Officer











                     One Chemung Canal Plaza
                          P.O. Box 1522
                     Elmira, New York  14902

                        Parent Company of
                   Chemung Canal Trust Company

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


      As directed by the Board of Directors of Chemung Financial Corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Corporation will be held at the National Warplane Museum, Elmira-Corning Regional Airport, 17 Aviation Drive, Horseheads, NY 14845, on Wednesday, May 12, 1999, at 7:00 p.m. for the following purposes:

1.      to elect six (6) directors, each to hold office for
        a   term  of  three  years  and  until  their  respective
        successors have been elected and qualified; and

2. to transact such other business as may properly come before the meeting or any adjournments thereof.

      The  Board of Directors has fixed the close of business  on
March  26,  1999,  as  the  record  date  for  determination   of
Shareholders entitled to notice of and to vote at this meeting.

      Shareholders are requested to date, sign and mail the enclosed proxy in the envelope provided at their earliest convenience. A prompt response will be appreciated and will save the Corporation additional time and expense.

                               BY ORDER OF THE BOARD OF DIRECTORS

                                                  Donna C. Denton
                                                        Secretary

April 6, 1999




                  CHEMUNG FINANCIAL CORPORATION
    ONE CHEMUNG CANAL PLAZA, P.O. BOX 1522, ELMIRA, NEW YORK

                         PROXY STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS, MAY 12, 1999
_______________________________________________________________


       Chemung Financial Corporation and its wholly-owned subsidiary, Chemung Canal Trust Company, are incorporated under the laws of the State of New York. For purposes of this proxy statement, unless otherwise stated, financial and other information is presented on a consolidated basis for Chemung Financial Corporation ("Corporation") and Chemung Canal Trust Company ("Bank").

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Chemung Financial Corporation to be held on Wednesday, May 12, 1999, at 7:00 p.m., local time, at the National Warplane Museum, Elmira-Corning Regional Airport, 17 Aviation Drive, Horseheads, New York. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are being mailed to Shareholders on or about April 6, 1999. A Shareholder granting a proxy has the right to revoke it by a duly executed Proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Corporation in writing prior to the Annual Meeting.

      Only Shareholders of record at the close of business on March 26, 1999 are entitled to receive notice of and to vote at the Annual Meeting. As of March 11, 1999, there were 4,098,154 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of Common Stock present in person or by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of votes cast at the meeting, except as otherwise provided in the Corporation's Certificate of Incorporation or By-laws. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including non-broker votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

      The cost of soliciting proxies will be borne by the Corporation and the Bank. In addition to solicitations by mail, some of the directors, officers, and regular employees of the Corporation and the Bank may conduct additional solicitations by telephone and personal contacts without remuneration. American Stock Transfer & Trust Company, the Corporation's transfer agent, will aid the Corporation in the solicitation of proxies and proxy vote tabulations. Nominees, brokerage houses, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record and the Corporation will reimburse such persons for their reasonable expenses.



ACTION TO BE TAKEN UNDER PROXY:

      It is proposed that at the Annual Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. Proxies returned by Shareholders and not revoked will be voted for the election of the nominees for directors unless Shareholders instruct otherwise on the Proxy. A Shareholder granting a proxy has the right to revoke it by filing with the Secretary of the Corporation prior to the time such proxy is voted a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Corporation in writing of such Shareholder's intention to revoke such proxy prior to the time such proxy is voted. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the Proxy will vote for the election in the stead of such nominee of such other person as the Board of Directors may recommend.


BOARD OF DIRECTORS:

Nominees For Election as Directors

      Those persons serving as directors of the Corporation and the Bank, being the same individuals, normally serve three-year terms of office, with approximately one-third of the total number of each such Board of Directors to be elected at each Annual Meeting of each such entity. The number of directors to be elected at the 1999 Annual Meeting of Shareholders is six (6) for three-year terms, each to serve for such term and until their respective successors are elected and qualified.

      The following table sets forth information concerning the nominees for election as directors and each director continuing in office:

                      Length of     Principal Occupation
    Name and Age       Service             During
                     As Director        Past 5 Years
NOMINEES WITH TERMS
EXPIRING IN 2002
Robert E. Agan       Since 1986  Chairman   of  the   Board,
Age 60                           Chief   Executive   Officer
                                 and  President of  Hardinge
                                 Inc.,  a world-wide machine
                                 tool manufacturer.

Donald L. Brooks,    Since 1985  Retired physician;
Jr.                              Director  of  Arnot   Ogden
Age 70                           Medical Center.

Stephen M.           Since 1995  President    of     Applied
Lounsberry                       Technology    Manufacturing
Age 45                           since  July  17,  1996,   a
                                 manufacturer  of   machined
                                 industrial   and   railroad
                                 component  parts;  formerly
                                 President   of   Moore    &
                                 Steele Corp.

Thomas K. Meier      Since 1988  President     of     Elmira
Age 58                           College.

Charles M.           Since 1985  President    of    Streeter
Streeter, Jr.                    Associates,     Inc.,     a
Age 59                           general            building
                                 contractor.

Nelson Mooers van    Since 1985  Chairman   of  the   Board,
den Blink                        Chief   Executive   Officer
Age 64                           and    Treasurer   of   The
                                 Hilliard   Corporation,   a
                                 motion  control  equipment,
                                 oil  reclaimer  and  filter
                                 manufacturer.

DIRECTORS
CONTINUING IN
OFFICE WITH TERMS
EXPIRING IN 2000
David J. Dalrymple   Since 1993  President    of   Dalrymple
Age 45                           Holding        Corporation,
                                 parent  company for several
                                 construction materials  and
                                 highway        construction
                                 companies.

Edward B. Hoffman    Since 1993  Partner  with the law  firm
Age 67                           of  Sayles, Evans, Brayton,
                                 Palmer & Tifft.


John F. Potter       Since 1991  President     of     Seneca
Age 53                           Beverage   Corporation,   a
                                 wholesale  distributor   of
                                 beer and water products.

William C. Ughetta   Since 1985  Lawyer, of Counsel  to  the
Age 66                           law  firm of Sayles, Evans,
                                 Brayton,  Palmer  &  Tifft.
                                 Retired since June 1,  1998
                                 from  Corning Incorporated;
                                 formerly    Senior     Vice
                                 President    and    General
                                 Counsel      of     Corning
                                 Incorporated,             a
                                 diversified   manufacturing
                                 company.    Director     of
                                 Covance,      Inc.      and
                                 GlobalLift    Technologies,
                                 Inc.

Jan P. Updegraff     Since 1996  President     and     Chief
Age 56                           Executive  Officer  of  the
                                 Corporation    and    Bank;
                                 formerly   Vice   President
                                 and    Treasurer   of   the
                                 Corporation    and    Chief
                                 Operating    Officer    and
                                 Executive   Vice  President
                                 of the Bank.

DIRECTORS
CONTINUING IN
OFFICE WITH TERMS
EXPIRING IN 2001
John W. Bennett      Since 1988  Retired   since  June   30,
Age 65                           1998; formerly Chairman  of
                                 the  Board,  President  and
                                 Chief Executive Officer  of
                                 the  Corporation and  Bank.
                                 Director of Hardinge Inc.

Robert H. Dalrymple  Since 1995  Secretary    of   Dalrymple
Age 48                           Holding   Corporation,    a
                                 parent  company for several
                                 construction materials  and
                                 highway        construction
                                 companies.

Frederick Q. Falck   Since 1997  President  of L.M.  Trading
Age 50                           Company,   an  agricultural
                                 investment     corporation;
                                 Vice   President  of  Arnot
                                 Realty         Corporation;
                                 Chairman  of  The  Rathbone
                                 Corporation.

Ralph H. Meyer       Since 1985  Retired  since  August   1,
Age 59                           1998.   Formerly  President
                                 and     Chief     Executive
                                 Officer      of     Guthrie
                                 Healthcare    System,     a
                                 vertically       integrated
                                 health     care    delivery
                                 system.

Richard W. Swan      Since 1985  President of Swan  &  Sons-
Age 50                           Morss    Co.,   Inc.,    an
                                 insurance         brokerage
                                 agency.

William A. Tryon     Since 1987  Chairman  of the Board  and
Age 68                           Chief Executive Officer  of
                                 Trayer  Products, Inc.,  an
                                 automotive,    truck    and
                                 other    industrial   parts
                                 manufacturer; President  of
                                 Perry  & Carroll, Inc.,  an
                                 insurance         brokerage
                                 agency;     formerly      a
                                 director  of the Bank  from
                                 1964 to 1976.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS:

      The  following table sets forth information, as of  January
31, 1999, with respect to any person who is known by the Corporation to be the beneficial owner of more than five percent of the Corporation's Common Stock:

  Name and Address of     Number of Shares    Percent of
    Beneficial Owner      of Common Stock       Shares
                            Beneficially     Outstanding
                               Owned
Chemung   Canal    Trust
Company                       748,595-1          18.2%
One  Chemung Canal
Plaza
Elmira, NY  14902

Chemung   Canal    Trust
Company                       453,698-2          11.1%
Profit-Sharing,
Savings and
Investment Plan
One  Chemung Canal
Plaza
Elmira, NY  14902

David J. Dalrymple
274  Upper Coleman Avenue     617,556-3,5,6      15.1%-6
Elmira, NY  14905

Robert H. Dalrymple
875 Upland Drive              595,324-4,5,6      14.5%-6
Elmira, NY  14905
1  Held  by  the  Bank  in  various fiduciary  capacities,
   either  alone  or with others.  Includes 26,144  shares
   held  with sole voting and dispositive powers,  722,451
   shares  held  with  shared power to  vote  and  375,822
   shares held with shared dispositive power.  Shares held
   in a co-fiduciary capacity by the Bank are voted by the
   co-fiduciary  or fiduciaries in the same manner  as  if
   the   co-fiduciary  or  fiduciaries   were   the   sole
   fiduciary.  Shares held by the Bank as sole trustee are
   voted by the Bank only if the trust instrument provides
   for  voting of the shares at the direction of the donor
   or   a  beneficiary  and  such  direction  is  in  fact
   received.

2 Voted by the Bank as trustee as directed by the Plan participants.

3  Includes 86,922 shares held directly, 3,808 shares held
   as custodian for Mr. Dalrymple's children under the New
   York  State Uniform Gifts to Minors Act, 448,510 shares
   held  by Dalrymple Family Limited Partnership of  which
   David  J.  Dalrymple and Robert H. Dalrymple  are  sole
   general  partners (see footnotes 5 and 6),  and  78,316
   shares held by Dalrymple Holding Corporation, of  which
   David   J.  Dalrymple  and  Robert  H.  Dalrymple   are
   officers,  directors  and principal  shareholders  (see
   footnote  4).   Excludes  6,776  shares  held  by   Mr.
   Dalrymple's  spouse  as to which shares  Mr.  Dalrymple
   disclaims beneficial ownership.

4  Includes 64,690 shares held directly, 3,808 shares held
   as custodian for Mr. Dalrymple's children under the New
   York  State Uniform Gifts to Minors Act, 448,510 shares
   held  by Dalrymple Family Limited Partnership of  which
   David  J.  Dalrymple and Robert H. Dalrymple  are  sole
   general  partners (see footnotes 5 and 6),  and  78,316
   shares  held  by  Dalrymple  Holding  Corporation  (see
   footnote  3).   Excludes  2,690  shares  held  by   Mr.
   Dalrymple's  spouse  as to which shares  Mr.  Dalrymple
   disclaims beneficial ownership.

5  Excludes  30,230  shares  held  by  Susquehanna  Supply
   Company  of  which  David J. Dalrymple  and  Robert  H.
   Dalrymple each own 23.1% of the outstanding common stock.

6  Because  of  the  definition of "beneficial  ownership"
   under Section 13 of The Exchange Act, and the rules and
   regulations  promulgated thereunder, David  and  Robert
   Dalrymple  are  each  listed as  beneficial  owners  of
   526,826  of  the  same shares.  Without  such  multiple
   counting,  David and Robert Dalrymples' total aggregate
   beneficial ownership is 16.7% of the outstanding shares
   of  Common Stock of the Corporation and if deemed to be
   a  member  of a "group" within the meaning  of  Section
   13(d)(3)  of  The  Exchange Act, such  group  would  be
   deemed  to  hold  said percentage  of  the  outstanding
   shares  of  Common  Stock of the Corporation.   Nothing
   described  herein shall infer or be deemed an admission
   by such person that such a group exists.



SECURITY OWNERSHIP OF MANAGEMENT:

      As of January 31, 1999, each director or nominee and each Executive Officer named in the Summary Compensation Table herein, individually, and all directors, nominees and Executive Officers as a group beneficially owned Common Stock as reported to the Corporation as of said date as follows (unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares listed):

Directors, Nominees and    Amount and         Percent of
   Executive Officers        Nature             Shares
                          of Beneficial      Outstanding*
                            Ownership

Robert E. Agan                12,336A             *

John W. Bennett               14,377B             *

Donald L. Brooks, Jr.         14,288A             *

James E. Corey III             6,696B             *

David J. Dalrymple           617,556C           15.1%C

Robert H. Dalrymple          595,324C           14.5%C

Frederick Q. Falck           127,505A,D          3.1%

Edward B. Hoffman              8,919A             *

Stephen   M.  Lounsberry      18,434A             *
III

Thomas K. Meier                4,287A             *

Ralph H. Meyer                13,622A             *

John F. Potter                27,301A,E           *

Charles   M.   Streeter,      23,958A,F           *
Jr.

Richard W. Swan               71,876G            1.8%

Joseph J. Tascone              3,681B             *

William A. Tryon              22,179              *

William C. Ughetta            25,995A             *

Jan P. Updegraff               8,597B             *

Nelson  Mooers  van  den       3,375              *
Blink

All  Directors, Nominee    1,090,219H           26.6%
and  Executive  Officers
as a group (25 persons)



*  Unless otherwise noted, less than 1% per individual.

A  Includes  shares  that  Messrs.  Agan  (11,436),   Brooks
   (1,788),   Falck   (963),  Hoffman  (4,658),   Lounsberry
   (3,356),  Meier  (287),  Meyer (8,432),  Potter  (8,605),
   Streeter  (3,532), and Ughetta (5,995) have  credited  to
   their  accounts the equivalent of that number  of  shares
   shown  in  parenthesis following their  names  of  Common
   Stock  in  valuation entry form under the Bank's Deferred
   Directors  Fee  Plan.  Such deferred fees  will  be  paid
   solely  in  shares  of  the  Corporation's  Common  Stock
   pursuant to the terms of the Plan and the election of the
   Plan  participants.   Said share  equivalencies  have  no
   voting  rights until shares are actually issued  to  said
   directors under the terms of the Plan.

B  Includes  all  vested  shares  of  Common  Stock  of  the
   Corporation  held  for  the  benefit  of  each  Executive
   Officer  by  the  Bank as trustee of the  Bank's  Profit-
   Sharing,  Savings and Investment Plan, who  may  instruct
   the  trustee  as  to the voting of such  shares.   If  no
   instructions are received, the trustee votes  the  shares
   in  the same proportion as it votes all of the shares for
   which   instructions   were  received   from   all   Plan
   participants.  The power to dispose of shares is held  by
   Plan   participants  subject  to  certain   restrictions.
   Messrs.  Bennett,  Updegraff, Corey and  Tascone  have  a
   vested  interest in 12,272, 8,395, 4,204 and  3,680  such
   shares  held  by  the  Plan,  respectively.   Under   the
   provisions of the Plan, the trustee holds for the benefit
   of  all  employees  who participate in the  Plan  453,698
   shares of the Corporation's Common Stock.

C  See  Footnotes 3 - 6 of the SECURITY OWNERSHIP OF CERTAIN
   BENEFICIAL OWNERS table for further explanation of shares beneficially owned.

D Includes 200 shares held directly and 126,342 shares held in various trusts of which Mr. Falck is a co-trustee or income beneficiary. Excludes 147,990 shares owned by The
   Rathbone Corporation of which Mr. Falck is an officer, director and co-trustee of various trusts which are shareholders of said corporation.

E  Includes   12,464   shares  owned  by   Seneca   Beverage
   Corporation,  of  which  corporation  Mr.  Potter  is  an
   officer, director and the principal shareholder.

F  Includes  10,836  shares  owned by  Streeter  Associates,
   Inc., of which corporation Mr. Streeter is an officer, director and the principal shareholder.

G  Includes  11,700  shares owned by Swan & Sons-Morss  Co.,
   Inc.,  of  which  corporation Mr.  Swan  is  an  officer,
   director  and  one of the principal shareholders,  33,480
   shares held in trusts over which Mr. Swan has voting  and
   dispositive  power, and 429 shares held by  Mr.  Swan  as
   custodian for his minor children.  Does not include 4,316
   shares  held by others as trustees for a trust  of  which
   Mr. Swan is an income beneficiary or 4,011 shares held by
   Mr.  Swan's spouse, as to which shares Mr. Swan disclaims
   beneficial ownership.

H Does not include 24,179 shares owned by spouses of certain officers and directors as to which shares such officers and directors disclaim beneficial ownership and does not include 526,826 shares included under each of David J. Dalrymple and Robert H. Dalrymple (see footnote
   6 under SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS).
   In addition, does not include 112 shares of preferred stock owned, by certain officers, directors and their spouses of CCTC Funding Corp., a subsidiary of Chemung
   Canal  Trust  Company, which qualifies as a  Real  Estate
   Investment Trust under the Internal Revenue Code.




COMPENSATION OF MANAGEMENT:


Directors' Personnel Committee Report on Executive Compensation


      Under the supervision of the Personnel Committee of the Board of Directors composed entirely of outside directors, the Bank has developed and implemented compensation policies which seek to enhance the profitability of the Bank and the Corporation and thus, Shareholder value while at the same time providing fair and competitive compensation which will attract and retain well-qualified executives. Based upon recommendations of the Personnel Committee, the Board of Directors sets the annual compensation of the Chief Executive Officer. The Committee also reviews and recommends to the Board of Directors compensation of other senior management as first recommended by the Chief Executive Officer based upon performance and other relevant factors. Aside from the fringe benefit programs in which all Bank employees participate, compensation of all Bank officers and exempt non-officers consists of an annual salary and a management incentive bonus. The management incentive bonus is subject to the terms and conditions of the Management Incentive Plan adopted by the Board of Directors, which provides for the payment of bonuses to participants in accordance with an allocation formula based in part on the Corporation's attainment of specific operating objectives and in part on a subjective review of the participant's individual performance. Additionally, those officers who play a major role in setting and implementing long-term strategies, currently being the Chief Executive Officer, may receive a long-term incentive award. Payment of the long-term incentive award will be deferred for three years following the accrual year and may be further deferred at the election of the participant. The incentive bonus may or may not be deferred at the officer's election. For 1998, Mr. Updegraff received an incentive bonus of $40,000. No long-term awards were issued. Senior Officer participants as a group, including Mr. Updegraff, received incentive bonus awards totaling $191,332 for 1998.

       In evaluating the performance and recommending the compensation of the Chief Executive Officer and the compensation guidelines for the Bank's other senior management, the Committee has taken particular note of management's ability during 1998 in achieving certain profit, growth, and operational objectives which were established by the Board of Directors in the Bank Plan at the beginning of 1998 and compared the Corporation's financial results against the results reported by similar banks in New York and Pennsylvania. The financial and operational measurements considered by the Board were: net profit, return on assets, return on equity, new market penetration, new product development, cost control, asset growth, non-interest income, asset quality and asset liability management. There is no specific weight given to any of these factors and there is no formula whereby a certain performance will result in a certain salary. The Committee considers total performance and the total financial and operating conditions of the Bank in making its compensation recommendations.


     Also, in considering the compensation of the Chief Executive Officer, the Committee periodically reviews reports prepared by various organizations which provide comparative information on Executive compensation for a nationwide peer group of independent banks and bank holding companies having similar asset size. From this review it was determined that the performance of the Bank was within the range reported by its peers and that the compensation paid by the Bank was appropriate in comparison to the peer group.



      In its review of management performance and compensation, the committee has also taken into account management's consistent commitment to the long-term success of the Corporation and Bank. The committee has recognized that profitability in any one year is considerably impacted by the general economic conditions nationally and in its market areas, over which management has little or no control, and the Committee's policy, therefore, is to not over-emphasize, either positively or negatively, a single year's results at the expense of significant, sustained, long-term earnings growth.



      Based on their evaluation, the Committee believes that the executive management of the Corporation is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and programs the Committee has implemented and administered have contributed to achieving this management focus.



         SUBMITTED BY THE DIRECTORS' PERSONNEL COMMITTEE

Thomas K. Meier, Chairman  Richard H. Evans   Richard W. Swan
Donald L. Brooks, Jr.      Frederick Q. Falck William A. Tryon
David J. Dalrymple         Ralph H. Meyer     William C. Ughetta





Executive Officers

       During 1998, the names and positions of the executive officers of the Corporation and the Bank, all serving one-year terms, were as follows:

       Name            Age       Position (served since)

John W. Bennett        65    Retired  as of June  30,  1998;
                             formerly Chairman of the  Board
                             and Chief Executive Officer  of
                             the  Corporation and  the  Bank
                             (1996); formerly President  and
                             Chief Executive Officer of  the
                             Corporation   and   the    Bank
                             (1991);   and   prior   thereto
                             President  and Chief  Operating
                             Officer of the Corporation  and
                             the Bank (1988).

Jan P. Updegraff       56    President  and Chief  Executive
                             Officer of the Corporation  and
                             the   Bank   (1998);   formerly
                             President  and Chief  Operating
                             Officer of the Corporation  and
                             the   Bank  (1996);  and  prior
                             thereto   Vice  President   and
                             Treasurer  of  the  Corporation
                             and Executive Vice President of
                             the Bank (1990).

Daniel F. Agan1        65    Vice    President    of     the
                             Corporation (1988)  and  Senior
                             Vice   President  of  the  Bank
                             (1984).

James E. Corey III     52    Vice    President    of     the
                             Corporation     (1993)      and
                             Executive Vice President of the
                             Bank  (1998);  formerly  Senior
                             Vice   President  of  the  Bank
                             (1993).

Joseph J. Tascone      51    Vice    President    of     the
                             Corporation  and  Senior   Vice
                             President  of the Bank  (1995);
                             and    prior    thereto    Vice
                             President of the Bank (1987).

Jerome F. Denton       47    Vice    President    of     the
                             Corporation  (1997);   formerly
                             Secretary (1986); and Executive
                             Vice   President  of  the  Bank
                             (1998);  formerly  Senior  Vice
                             President of the Bank (1996).

Thomas C. Karski       53    Vice    President    of     the
                             Corporation (1998)  and  Senior
                             Vice   President  of  the  Bank
                             (1998); formerly Vice President
                             of the Bank (1987).

Joseph P. Manning      60    Vice    President    of     the
                             Corporation (1998)  and  Senior
                             Vice   President  of  the  Bank
                             (1998); formerly Vice President
                             of the Bank (1993).

John  R.  Battersby    48    Treasurer  of  the  Corporation
Jr.                          and   Senior   Vice  President,
                             Chief  Financial  Officer   and
                             Treasurer  of the Bank  (1998);
                             formerly   Treasurer   of   the
                             Corporation and Vice  President
                             and   Treasurer  of  the   Bank
                             (1995); prior thereto Assistant
                             Treasurer  of  the  Corporation
                             and  Assistant  Vice  President
                             and Treasurer of the Bank.

Donna C. Denton        43    Secretary  of  the  Corporation
                             (1998)  and Vice President  and
                             Secretary  of the Bank  (1998);
                             formerly Vice President of  the
                             Bank  (1996) and Senior Pension
                             Officer (1991).

1  Mr.  Daniel F. Agan is a brother of Board member,  Robert
   E. Agan.


Executive Compensation

      The following information indicates compensation paid or accrued by the Bank during 1998 for services rendered by each of the Chief Executive Officer and the highest-paid executive officers of the Corporation and the Bank whose total compensation exceeded $100,000.

      At present, the officers of the Corporation are not separately compensated for services rendered by them to the Corporation. It presently is contemplated that such will continue to be the policy of the Corporation.

                  Summary Compensation Table
                          Annual Compensation
Name and Principal                                All Other
   Position Held    Year  Salary($)  Bonus($)1  Compensation($)2

John W. Bennett3    1998   135,865      -           7,670
Former Chairman of
the Board of the    1997   209,308    40,000        9,218
Corporation and
the Bank            1996   200,308    25,000        8,541


Jan P. Updegraff    1998   175,577    40,000       10,513
President and
Chief Executive     1997   128,846    20,000        8,463
Officer of the
Corporation and     1996   114,039    15,000        7,342
the Bank

James E. Corey III  1998   91,210     12,000        8,096
Vice President of
the Corporation     1997   85,462     11,500        7,162
and Executive Vice
President of the    1996   80,385     12,167        6,333
Bank


Joseph J. Tascone   1998   90,900     12,700        5,814
Vice President of
the Corporation     1997   87,569     18,000        6,127
and Senior Vice
President of the    1996   82,685     12,790        5,575
Bank

1 Includes amounts allocated for the year indicated, whether paid or deferred, to such person under the Bank-
   Wide and Management Incentive Bonus Plans.

2 Includes amounts allocated for the year indicated to such person under the Bank's Profit-Sharing, Savings and Investment Plan.

3  Mr. Bennett retired as an officer and employee effective
   June 30, 1998.

Pension Plan

      The Bank maintains a non-contributory, defined benefit Pension Plan trusteed and administered by the Bank. The Plan covers all employees who have attained age 20 with one or more years of service and who have one thousand hours of service during the plan year. Under the Plan, the annual benefit payable to qualifying employees upon their retirement is based on the average of their five highest paid consecutive years out of the last ten calendar years of employment. Normal retirement age under the Plan is 65. The Plan also provides for reduced benefit payments for early retirement following age 55. Compensation under the Plan is limited to all of an employee's salary, wages, or other regular payments from the Bank, excluding bonuses, commissions, overtime pay, or other unusual payments.

     The Pension Plan provides an annual benefit of 1.2% for each year of credited service to a maximum of 25 years and for each additional year to a maximum of 10 years, 1% times the above average compensation, plus for each year of credited service to a maximum of 35 years, .65% of the above average compensation to the extent it exceeds the average of the taxable wage base in effect under Section 230 of the Social Security Act for each year in the 35 - year period ending with the year in which the participant attains social security retirement age (which base was $31,128 for a participant attaining age 65 in 1998).

      Due to a full funding limitation, the Bank has made no contributions to the Pension Plan for the years 1996, 1997 and 1998.

      Effective January 1, 1994, the Bank established a non-qualified Executive Supplemental Pension Plan designed to provide a benefit which, when added to other retirement income, will ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives of the Bank. From time to time the Board of Directors may select executives as participants in the plan. Currently, Mr. Updegraff is the only active employee participating.

     This Plan provides an annual benefit equal to the amount, if any, that the benefit which would have been paid under the terms of the Bank's Pension Plan, computed as if the basic Pension Plan benefit formula administered and payable without regard to the special benefit limitations required to comply with Sections 415, 401(a)(17) and other governing sections of the Internal Revenue Code, exceeds the benefit which is payable to the participant under the terms of the Pension Plan on the date of the participant's termination.

     The following table sets forth the estimated annual benefits under both plans, based upon a straight-life annuity form of pension, payable on retirement at age 65 by a participating employee, assuming final average earnings as shown. Employees become fully vested following 5 years of service.


Average Annual Annual Benefits upon Retirement with Years of
  Earnings                   Service Indicated

                 15        20        25        30       351
  $100,000     24,715    32,953    41,192    48,430   55,668

  $120,000     30,265    40,353    50,442    59,330   68,218

  $150,000     38,590    51,453    64,317    75,680   87,043

  $190,000     49,690    66,253    82,817    97,480  112,143

  $200,000     52,465    69,953    87,442    102,930 118,418


1Maximum number of years allowed under the terms of the Pension Plan.

      The previously-noted executive officers of the Corporation and the Bank had the following credited full years of service under the Plan, as of December 31, 1998: Jan P. Updegraff (28), James E. Corey III (11), and Joseph J. Tascone (12). Mr. Bennett retired June 30, 1998, and is receiving benefits under both plans.


Employment Contracts

      The Bank has employment contracts with twenty-three of its senior officers, all vice president level and above. The contracts provide that in the event of termination of any of these officers' employment without cause, the officer shall continue to receive his or her salary at the level then existing and the customary fringe benefits which he or she is then receiving for a period ending December 31, 2000, except for Messrs. Battersby, Corey, Denton, Karski, Manning, Tascone and Updegraff whose guaranteed terms end December 31, 2001, and Mr. Agan whose guaranteed term ends March 1, 1999. The contracts further provide that they may be extended by the Board of Directors on a year-to-year basis and also may be terminated for cause upon thirty days' notice.

Other Compensation Agreements

     The Bank maintains several contributory and non-contributory medical, life and disability plans covering all officers and full-
time  employees.   The Bank does not maintain any  stock  option,
stock appreciation rights or stock purchase or award plans for officers or directors.

Comparative Return Performance Graph

Comparison of Five-Year Cumulative Total Returns For Fiscal Years
     Ending December 31, 1994 - 1998 Among Chemung Financial
                          Corporation,
 CRSP Total Returns Index for NASDAQ Stock Market (US Companies)
                 and NASDAQ - Bank Stocks Index

                    1993   1994   1995   1996  1997   1998
Chemung Financial
Corporation        100.00 114.94 129.69 164.16 209.22 289.09

CRSP NASDAQ
Composite          100.00  97.80 138.30 170.0  208.60 293.20

NASDAQ - Bank      100.00  99.60 148.40 195.90 328.00 324.90
Stocks

      The cumulative total return includes (i) dividends paid and
(ii) changes in the share price of the Corporation's Common Stock and assumes that all dividends were reinvested. The above graph assumes that the value of the investment in Chemung Financial Corporation and each index was $100 on December 31, 1993.

     The CRSP Total Returns Index for NASDAQ Stock Market (US
Companies) and Bank Stocks indices were obtained from the Center for Research in Security Prices (CRSP), University of Chicago,
Chicago, Illinois.

Compensation of Directors and Committee Meetings

      The  Board  of Directors of the Corporation held  ten  (10)
regularly scheduled meetings during the year ended December 31, 1998. The Corporation has no standing committees.

      The Board of Directors of the Bank held twelve (12) regularly scheduled meetings and one special meeting during the year ended December 31, 1998. Among its standing committees, the Board of Directors of the Bank has an Examining Committee and a Personnel Committee.

      The Examining Committee makes an annual examination of the Bank as a whole, reviews the Bank's internal audit and loan review procedures and recommends to the Board of Directors the engagement and dismissal of independent auditors. During 1998 this Committee held three (3) meetings. On December 31, 1998, its members were Messrs. Lounsberry (Chairperson), Agan, Brooks,
R. Dalrymple, Falck, Potter, Streeter and Mrs. van den Blink.

     The Personnel Committee is responsible for the nomination of officers, recommendation of Executive Officer compensation plans, and establishment of guidelines for setting all other officers' salaries. Additional responsibilities include the review and approval of employee benefit programs and employee relation policies and procedures. The Committee held two (2) meetings in 1998 and on December 31, 1998, its members were Messrs. Meier (Chairperson), Brooks, D. Dalrymple, Evans, Falck, Meyer, Swan, Tryon and Ughetta.

      During the year ended December 31, 1998, each director of the Corporation and the Bank attended at least 75% of the aggregate of the number of Board Meetings held and the number of meetings held by all committees of which such director was a member.

      Each director of the Bank who is not an officer or employee of the Bank receives an annual retainer of $5,000 and a fee of $300 for each meeting of the Board of Directors attended. Those directors who are members of one or more committees of the Board of Directors also receive a fee of $300 for each meeting of each committee attended, with the exception of the Chairperson of each committee who receives $350. The aggregate amount of directors' retainers and fees paid or deferred under the Deferred Directors Fee Plan during 1998 was $249,250.

       Directors who are not officers or employees of the Corporation receive a fee of $300 for attendance at meetings of the Board of the Corporation which are held on days when there is no meeting of the Board of Directors of the Bank. There were no such meetings held during 1998. Otherwise, directors of the Corporation are not compensated for services rendered by them to the Corporation and no change is presently contemplated in this policy.

      The Deferred Director Fee Plan for non-employee Directors provides that Directors may elect to defer receipt of all or any part of their fees until a date or dates determined under the Plan. Cash deferrals are credited with interest compounded quarterly at the Applicable Federal Rate for short-term debt instruments while phantom units (fees deferred into the Memorandum Unit Value Account), appreciate or depreciate as would an actual share of the Corporation's common stock purchased on the deferral date. Cash deferrals will be paid in cash and phantom units will be paid in shares of the Corporation's common stock.

Certain Transactions

      Some of the Bank's directors and officers, and entities of which they are associated, are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect to loans of $60,000 or more, and it is anticipated that some of these directors, officers and entities will continue to be customers of and indebted to the Bank on similar terms in the future. All loans to these individuals and entities are made in the ordinary course of business, involve no more than a normal risk of collectibility and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons.

     The Bank has purchased insurance from a Continental Casualty Company, a member of the CNA Group, providing for reimbursement of directors and officers of the Corporation and the Bank for their costs and expenses for claims based on "wrongful acts" in connection with their duties as directors or officers, including actions as fiduciaries of the Bank's Pension and Profit-Sharing Plans under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expires in April 1999, costs $16,800 on an annual basis, and has been paid by the Bank.

      The Bank retained Sayles, Evans, Brayton, Palmer & Tifft, a law firm of which Mr. Hoffman is a partner and of which Mr. Ughetta is of counsel, for legal services during the last two years and expects to retain Sayles, Evans, Brayton, Palmer & Tifft for legal services during the current year.


INDEPENDENT PUBLIC ACCOUNTANTS:

      The accounting firm of KPMG LLP, 113 South Salina Street, Syracuse, New York 13202 has acted as the Bank's and the Corporation's independent auditors and accountants since 1990 and will so act in 1999. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement. The representatives will respond to appropriate questions.


OTHER BUSINESS:

      Management knows of no business which will be presented for consideration, other than the matter described in the Notice of Annual Meeting. If other matters are properly presented, the persons designated as proxies intend to vote thereon in accordance with their best judgment.


SHAREHOLDER PROPOSALS:

     Qualified Shareholders desiring to present a proposal at the 2000 Annual Meeting of Shareholders, including a notice of intent to make a nomination at said Meeting, must submit such proposal to the Corporation on or before December 3, 1999. Such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, certain executive officers, and more than ten percent owners of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and changes in beneficial ownership. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

      To the Corporation's knowledge, based on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required for the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and any ten percent shareholder were complied with, except that one change in beneficial ownership was not reported on a timely basis by Mr. Swan.


OTHER MATTERS:

       Financial statements for the Corporation and its consolidated subsidiaries are included in Chemung Financial Corporation's Annual Report to stockholders for the year 1998 which was mailed to the stockholders beginning April 6, 1999.

     A COPY OF CHEMUNG FINANCIAL CORPORATION'S 1998 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE CORPORATION. TO OBTAIN A COPY, PLEASE WRITE TO: DONNA C. DENTON, VICE PRESIDENT AND SECRETARY, CHEMUNG CANAL TRUST COMPANY, ONE CHEMUNG CANAL PLAZA, ELMIRA, NY 14902.



                               BY ORDER OF THE BOARD OF DIRECTORS


                                                  Donna C. Denton
                                                        Secretary

Date:     April 6, 1999
          One Chemung Canal Plaza
          Elmira, New York 14902

                  CHEMUNG FINANCIAL CORPORATION

          ANNUAL MEETING OF SHAREHOLDERS - MAY 12, 1999
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF CHEMUNG FINANCIAL CORPORATION

John R. Battersby and John B. Hintz, each with power of substitution and with all powers and discretion the undersigned would have if personally present, are hereby appointed the Proxy Agents to represent the undersigned at the Annual Meeting of Shareholders of Chemung Financial Corporation, to be held on May 12, 1999 (including any adjournments or postponements thereof) and to vote all shares of Common Stock of Chemung Financial Corporation which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated.

                 (To be signed on Reverse Side)


THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED.
IF NO DIRECTIONS TO THE CONTRARY ARE GIVEN, THE PROXY AGENTS
INTEND TO VOTE FOR THE NOMINEES.

                                    NOMINEES: 3-year term:
                FOR      WITHHELD
                                    Robert E. Agan
 1.  Election of                    Donald L. Brooks, Jr.
     Directors.                     Stephen M. Lounsberry III
                                    Thomas K. Meier
                                    Charles M. Streeter, Jr.
                                    Nelson Mooers van den Blink

For, except vote withheld from the following nominee(s):

______________________________________________

                                   I/We will attend the Meeting

                                   Number in group____

_____________  DATE_________  _______________DATE__________
Signature                      Signature If Held Jointly

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such.